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                              MANAGEMENT AGREEMENT


     AGREEMENT, dated as of December 1, 1996, between Casull Arms Corporation, a Delaware corporation with offices at Casull Arms Corporation, c/o Mr. Allan R. Tessler, Chairman of the Board, 3490 North Clubhouse Drive, Jackson, Wyoming 83001 (the "Company"), and FH Capital Advisors, Inc., a New York corporation with offices at 477 Madison Avenue, New York, New York 10022 ("Advisor").

     1. (a) Advisor agrees that throughout the term of this Agreement as specified in Section 7 (the "Term") it shall provide to the Company such reasonable advice, service, consultation, and assistance as the Company shall seek from Advisor with respect to the Company's business affairs and shall perform such other services related to the business affairs of the Company as the Board of Directors of the Company shall reasonably request. Such advice, service, consultation, and assistance may be, with limitation, in the areas listed under the heading "Areas(s)" on Schedule A hereto.

          (b) The parties hereto agree that services to be provided by Advisor for the Company hereunder are to be performed by the person listed on Schedule A hereto or such other or additional persons as shall be designated by Advisor from time to time and approved by the Board of Directors of the Company (all of such persons are hereinafter collectively referred to as the "Principals").
Each Principal may, without limitation, provide services in the area(s) listed on Schedule A hereto. The


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Principals shall be required by Advisor to devote to the providing of services to the Company hereunder that amount of time which is reasonably necessary in order for Advisor to meet its obligations hereunder. In the case of those Principals who are also members of the Board of Directors of the Company or any committee of the Board of Directors of the Company, such time shall be in addition to time spent at meetings of these entities.

     2. Advisor agrees that the service which it is to provide to the Company hereunder shall be performed at the reasonable direction of the Board of Directors of the Company as implemented by the Company's senior management consistent with the other applicable provisions of this Agreement. Advisor agrees that it shall function in an advisory and consultative capacity and that the Board of Directors of the Company and the duly appointed officers of the Company shall be responsible for the management of the Company and the implementation of any advice or other services rendered by Advisor hereunder. Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Board of Directors of the Company or any of the duly appointed officers of the Company in following or declining to follow any advice or recommendations of Advisor. Neither Advisor nor any of the Principals shall be liable to the Company except by reason of acts constituting bad faith, willful misconduct or gross negligence of their duties.


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     3.   (a)  During the Term, the Company agrees to pay to Advisor a management fee (the "Fee") for the services to be performed by Advisor, as provided herein, compensation at the rate of $5,000 per month. Any portion of the Fee which is not paid on a current basis shall accrue and become payable at such time as the Company has sufficient funds to do so.

          (b) Advisor shall bear the expense for rent, telephone, utilities, office furniture, equipment and machinery and other office expenses of Advisor relating to the performance by Advisor of its duties hereunder. The Company shall be responsible for all other expenses arising out of the Advisor's performance of its duties hereunder.

          4. Subject to Section 3(b) and the first sentence of Section 5, the company agrees to indemnify and hold harmless Advisor and the Principals from and against any and all losses, claim, damages, liabilities and expenses, joint and several (which shall include, but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, to which any of them may become subject under any statute, under common law, or otherwise, relating to, based upon or arising out of Advisor's or any Principal's activities under this Agreement or any act or omission by Advisor or any Principal in connection with their respective obligations under this Agreement, provided, however, that the Company shall not be liable in


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any such case to the extent that any such loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted from the bad faith, willful misconduct or gross negligence of Advisor or one or more of the Principals.

     5. (a) Advisor shall bear all of the costs and expenses of the personal compensation and employment benefits, if any,of the Principals. The Principals shall not be entitled to any compensation or benefit from the Company for services performed for the Company in any capacity, except (i) for fees for serving on the Board of Directors of the Company or any committee of the Board of Directors of the Company, (ii) as approved by the Board of Directors, or
(iii) as otherwise expressly provided herein.

          (b) It is expressly understood between the parties hereto that Advisor shall be an independent contractor. It is also expressly agreed that Advisor shall be solely responsible for the withholding and payment of any and all taxes and other sums required to be withheld or paid with respect the compensation of the Principals, if any, pursuant to any and all state, federal or other laws in connection with the rendering of services by Advisor hereunder.

     6. Advisor agrees, on behalf of itself and its employees and representatives, including without limitation the Principals, that all memoranda, notes, records or other documents relating to the Company made or compiled by Advisor or its employees or representatives in the fulfillment of Advisor's obligations under this Agreement or


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otherwise shall be the Company's property and shall be delivered to the Company upon request. Advisor shall not knowingly use, for itself or others, or divulge to others, other than in the ordinary course of the Company's business, any secret or confidential information, knowledge or data of the Company obtained by it as a result of its performance of this Agreement, unless authorized by the Company.

     7. (a) The Term shall commence upon the closing of the initial public offering of the Company and shall expire 30 days after such date as either party gives written notice of termination to the other.

          (b) Upon termination of this agreement, the Company agrees that it shall make payment to Advisor of the pro rata portion of the Fee attributable to the period through the date on which this Agreement terminates.

     8. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes any existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     9. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of


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this Section 9).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address, which shall be deemed given at the time of the receipt thereof.

     10. Any waiver by either party of a breach of any provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provisions or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of that right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     11. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

     12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               CASULL ARMS CORP.



                                               BY: /s/ Allan R. Tessler
                                                  -----------------------
                                                  Allan R. Tessler
                                                  Chairman of the Board



                                               FH CAPITAL ADVISORS, INC.


                                               BY: /s/ Marshall Kiev
                                                  -----------------------
                                                  Marshall Kiev
                                                  Managing Director



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                                   SCHEDULE A


                                      AREAS


                             1.   Executive Management
                             2.   Financial Analysis
                             3.   Facilities Management
                             4.   Management Information Systems


                                     PERSONS

                             1.   Andrea Tessler
                             2.   Marshall Kiev